Rosehill Resources Inc. Reports Third Quarter 2019 Results

HOUSTON, November 7, 2019 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported financial and operational results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights and Recent Items:

•	Average net production of 20,576 barrels of oil equivalent (“BOE”) per day (“BOEPD”) (74% oil and 88% total liquids), with September average net production of approximately 23,000 BOEPD

•
Reported net income attributable to Rosehill of $20.9 million, or $0.88 per diluted share, for the third quarter of 2019, which included a $41.9 million non-cash, pre-tax gain on commodity derivative instruments

•	Delivered Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) of $49.1 million

•	Enhanced liquidity through an increase in the borrowing base under the Company’s credit facility to $340 million, up from $300 million

•	Improved capital efficiency through a 16% decrease in drilling and completion cost per lateral foot for wells drilled thus far in 2019 compared to wells drilled in 2018

•
Planned additional drilling of four to six Northern Delaware wells late in 2019 supported by continued improvement in well costs, liquidity, and hedge position. Additionally, we expect to place two Northern Delaware Wolfcamp B wells and one Southern Delaware Wolfcamp A well onto production in fourth quarter of 2019

•	Commodity hedge portfolio value increased to $62.0 million, net as of the end of the quarter

•	Updated 2019 guidance based on anticipated activity and financial results

Management Comments

David French, Rosehill’s President and Chief Executive Officer, commented, “We continue to focus on operational improvements highlighted in the third quarter by a strong exit production rate and the resumption of drilling operations after a short pause catching up on our completions backlog. Activity in the Northern Delaware featured solid IP30’s of nearly 1,500 BOEPD and 75% oil. In the Southern Delaware, we continue to sharpen our technical edge where our well design is getting a further refinement with optimized landing targets based on newly processed 3D seismic, new offset drilling and completion data, and a thorough outside-in frac modeling peer review. We recognize industry approaches to the area vary, and we believe value will be driven by dedicated and disciplined technical work. We look forward to highlighting results based on the geologic and reservoir characterization work underway.”

“From a 2019 steering standpoint, we recognize the commodity environment has been weaker for gas and NGLs and we have reflected that in our updated EBITDAX guidance. However, we are buoyed by operational results, second half well cost savings, and a depth of portfolio that supports bringing a couple of pads of 2020 wells forward in late 2019. We elected to adjust our 2019 drilling program to keep one rig active through the end of the year, and this puts us in a position to have up to six DUCs around the New Year. We believe continuing limited drilling allows for operational continuity and expands cash flow strength as we cross into 2020. Rosehill looks forward to highlighting the overall 2020 operational picture next month as we roll out our plan.”

Operational Results

For the third quarter of 2019, the Company’s net production averaged 20,576 BOEPD, a 9% increase compared to the average for the second quarter of 2019, comprised of 15,152 barrels of oil per day, 2,848 barrels of natural gas liquids (“NGLs”) per day and 15.5 million cubic feet of gas (“MMCF”) per day. Rosehill drilled one horizontal well, completed 12 wells and had one drilled uncompleted well at the end of the third quarter of 2019.

Northern Delaware - In the Northern Delaware, the Company completed nine wells in the quarter, bringing the total completed well count for the first nine months of 2019 to 15 wells. The results for certain recently connected wells, along with additional results for wells previously reported, are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
Kyle 26 B007, A001, B001	Lower Wolfcamp A	IP30 (average)	1,470	306	75%
Z&T 32 A005, B006, C006	2nd Bone Spring - Sand	IP30 (average)	961	222	75%
Z&T 20 E006	2nd Bone Spring - Sand	IP180	985	224	70%

For the fourth quarter of 2019, the Company plans to drill four to six additional wells in Northern Delaware and complete these wells early in 2020. The Company currently plans to target the 2nd Bone Spring Sand formation for these wells based on recent positive production results in this formation and lower expected well costs.

Southern Delaware - In the Southern Delaware, the Company completed three wells in the quarter, bringing the total completed well count for the first nine months of 2019 to twelve wells. The results for certain recently connected wells, along with additional results for wells previously reported, are presented in the table below.

				BOEPD per
Well	Formation	Period	BOEPD	1,000’ LL	Oil %
Four Wells Section 14/16 (Hilow, Milow, Silow, Grace)	Wolfcamp A	IP30 (average)	678	116	87%
Silow 14	Wolfcamp A	IP30	924	159	86%
State Neal Lethco 1210	Wolfcamp A	IP90	702	70	91%

Financial Results

For the third quarter of 2019, the Company reported net income attributable to Rosehill of $20.9 million, or $0.88 per diluted share, as compared to a net loss of $31.4 million, or $4.76 per diluted share, in the third quarter of 2018. The third quarter of 2019 included a $41.9 million non-cash, pre-tax gain on commodity derivative instruments compared to a $62.3 million non-cash, pre-tax loss on commodity derivative instruments in the third quarter of 2018.

Adjusted EBITDAX totaled $49.1 million for the third quarter of 2019, as compared to $56.7 million in the third quarter of 2018. This decrease of 13% was driven primarily by lower commodity prices and increased lease operating expenses (“LOE”), which more than offset the impact of higher production.

For the third quarter of 2019, average realized prices (all prices excluding the effects of derivatives) were $52.90 per barrel of oil, $0.27 per Mcf of natural gas and $8.10 per barrel of NGLs, resulting in a total equivalent price of $40.28 per BOE, a decrease of 11% from the third quarter of 2018.

The Company’s cash operating costs for the third quarter of 2019 were $12.56 per BOE, which includes LOE, gathering and transportation costs, production taxes and general and administrative expenses, and excludes costs associated with stock-based compensation. Third quarter cash operating costs per BOE increased 10% as compared to the third quarter of 2018, primarily attributable to increased LOE. Third quarter LOE was negatively impacted by workover activities as well as generator costs related to delays in establishing adequate commercial power.

Guidance Update, Capital Expenditures and Liquidity

Based on recent developments, most notably around natural gas & NGL pricing and anticipated activity levels, the Company is providing revised 2019 guidance summarized in the table below.

	2019 Original	Revised Guidance
Production (BOEPD)	20,000 - 21,500	20,000- 21,500
Total Capital ($MM)	$220 - $240	$235 - $245
Adjusted EBITDAX ($MM)	$210 - $230	$190 - $210
Debt/TTM Adjusted EBITDAX	1.4x - 1.6x	1.7x - 1.9x

During the third quarter of 2019, Rosehill incurred capital costs, excluding asset retirement costs, of $57.5 million. The portion of capital costs related to facilities during the third quarter of 2019 was $5.5 million. For the first nine months of 2019, Rosehill incurred capital costs, excluding asset retirement costs, of $201.3 million. The portion of capital costs related to facilities and other during the first nine months of 2019 was $30.0 million and $1.9 million, respectively.

On September 30, 2019 the Company’s lenders approved an increase to the borrowing base under the Company's revolving credit facility from $300 million to $340 million. The borrowing base was evaluated using reserve data as of July 1, 2019. As of September 30, 2019, Rosehill had $4.1 million in cash on hand and $365.2 million in long-term debt. Cash on hand and availability under our revolving credit facility was approximately $74 million at September 30, 2019.

Commodity Hedging

Included below is a summary of the Company’s derivative contracts as of September 30, 2019.

	2019	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls) (1)(2)	666,000	1,000,000	—	—
Weighted average fixed price ($/Bbl)	$53.59	$67.69	$—	$—
Natural gas:
Notional volume (MMBtu)	662,389	1,970,368	1,615,792	1,276,142
Weighted average fixed price ($/MMbtu)	$2.87	$2.75	$2.79	$2.85
Ethane:
Notional volume (Gallons)	3,552,696	—	—	—
Weighted average fixed price ($/Gallons)	$0.28	$—	$—	$—
Propane:
Notional volume (Gallons)	2,368,422	—	—	—
Weighted average fixed price ($/Gallons)	$0.79	$—	$—	$—
Pentanes:
Notional volume (Gallons)	789,516	—	—	—
Weighted average fixed price ($/Gallons)	$1.47	$—	$—	$—

Commodity derivative two-way collars
Oil:
Notional volume (Bbls)	105,000	—	—	—
Weighted average ceiling price ($/Bbl)	$60.03	$—	$—	$—
Weighted average floor price ($/Bbl)	$53.14	$—	$—	$—

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	595,364	3,294,000	4,200,000	2,000,000
Weighted average ceiling price ($/Bbl)	$66.19	$70.29	$60.40	$61.45
Weighted average floor price ($/Bbl)	$60.56	$57.50	$54.49	$55.00
Weighted average sold put option price ($/Bbl)	$45.52	$47.50	$45.51	$45.00

Crude oil basis swaps
Midland / Cushing:
Notional volume (Bbls)	1,366,364	5,254,000	4,200,000	2,100,000
Weighted average fixed price ($/Bbl)	$(4.76)	$(0.83)	$0.49	$0.54

Argus WTI roll:
Notional volume (Bbls)	700,000	—	—	—
Weighted average fixed price ($/Bbl)	$0.56	$—	$—	$—

Natural gas basis swaps
EP Permian:
Notional volume (MMBtu)	690,805	2,096,160	—	—
Weighted average fixed price ($/MMBtu)	$(1.10)	$(1.03)	$—	$—

Interest Rate Swaps:
Notional principal	$150,000	$150,000	$150,000	$—
Average fixed rate	1.721%	1.721%	1.721%	—

(1)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 2,160,000 barrels of crude oil at a weighted average fixed price of $50.48 per barrel to offset commodity derivative swaps it previously sold of 2,160,000 barrels of crude oil at a weighted average fixed price of $61.21 per barrel, effectively locking in a gain of approximately $23.2 million that the Company expects to recognize in 2021 when the swaps settle.

(2)
During the second quarter of 2019, the Company entered into commodity derivative swaps where it bought 1,100,000 barrels of crude oil at a weighted average fixed price of $50.55 per barrel to offset commodity derivative swaps it previously sold of 1,100,000 barrels of crude oil at a weighted average fixed price of $58.42 per barrel, effectively locking in a gain of approximately $8.7 million that the Company expects to recognize in 2022 when the swaps settle.

Conference Call, Webcast and Presentation

The Company will hold a conference call to discuss its third quarter 2019 financial and operating results on Friday, November 8, 2019, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested parties may participate by dialing (866) 601-1105 from the United States or (430) 775-1347 from outside the United States. The conference call I.D. number is 6572468. The call will also be available as a live webcast on the “News/Events” tab of the Investors section of the Company’s website, www.rosehillresources.com. The webcast will be available for replay for at least 30 days. An updated investor presentation in conjunction with this earnings release will be available on the Company’s website under the Investor Relations section.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an independent oil and gas exploration company with assets positioned in the Delaware Basin portion of the Permian Basin. The Company’s strategy includes the focused development of its multi-bench assets in the Northern Delaware Basin and the Southern Delaware Basin, as well as adding economic drilling inventory to support future growth.

ROSEHILL RESOURCES INC.
OPERATIONAL HIGHLIGHTS
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenues:
Oil sales	$73,747	$72,799	$206,440	$197,414
Natural gas sales	390	2,633	1,215	6,686
Natural gas liquids sales	2,122	7,125	9,847	14,770
Total revenues	$76,259	$82,557	$217,502	$218,870
Average sales price (1):
Oil (per Bbl)	$52.90	$55.07	$52.22	$58.32
Natural gas (per Mcf)	0.27	1.82	0.26	1.87
NGLs (per Bbl)	8.10	28.16	11.95	23.98
Total (per Boe)	$40.28	$45.44	$39.20	$47.61
Total, including effects of gain (loss) on settled
commodity derivatives, net (per Boe)	$38.97	$42.68	$37.61	$43.87

Net production:
Oil (MBbls)	1,394	1,322	3,953	3,385
Natural gas (MMcf)	1,424	1,450	4,625	3,577
NGLs (MBbls)	262	253	824	616
Total (MBoe)	1,893	1,817	5,548	4,597
Average daily net production volume:
Oil (Bbls/d)	15,152	14,370	14,480	12,399
Natural gas (Mcf/d)	15,478	15,761	16,941	13,103
NGLs (Bbls/d)	2,848	2,750	3,018	2,256
Total (Boe/d)	20,576	19,750	20,322	16,839
Average costs (per BOE):
Lease operating expenses	$6.45	$5.07	$5.59	$6.38
Production taxes	1.86	2.22	1.80	2.29
Gathering and transportation	0.47	0.73	0.82	0.71
Depreciation, depletion, amortization and accretion	18.24	26.12	18.59	22.79
Exploration costs	0.42	0.74	0.57	0.80
General and administrative, excluding stock-based compensation	3.78	3.45	4.08	3.92
Stock-based compensation	0.90	1.14	0.83	1.17
(Gain) loss on disposition of property and equipment	—	0.02	(2.00)	0.07
Total (per Boe)	$32.12	$39.49	$30.28	$38.13

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2019	2018	2019	2018
Revenues:
Oil sales	$73,747	$72,799	$206,440	$197,414
Natural gas sales	390	2,633	1,215	6,686
Natural gas liquids sales	2,122	7,125	9,847	14,770
Total revenues	76,259	82,557	217,502	218,870
Operating expenses:
Lease operating expenses	12,207	9,205	31,012	29,315
Production taxes	3,516	4,034	10,011	10,515
Gathering and transportation	881	1,327	4,562	3,246
Depreciation, depletion, amortization and accretion	34,533	47,469	103,158	104,784
Exploration costs	788	1,348	3,156	3,659
General and administrative	8,867	8,342	27,266	23,369
(Gain) loss on disposition of property and equipment	8	29	(11,106)	325
Total operating expenses	60,800	71,754	168,059	175,213
Operating income	15,459	10,803	49,443	43,657
Other income (expense):
Interest expense, net	(7,950)	(5,363)	(19,560)	(13,892)
Gain (loss) on commodity derivative instruments, net	39,368	(67,314)	(36,826)	(108,553)
Other income (expense), net	(764)	(93)	(671)	329
Total other income (expense), net	30,654	(72,770)	(57,057)	(122,116)
Income (loss) before income taxes	46,113	(61,967)	(7,614)	(78,459)
Income tax expense (benefit)	(8,995)	22,923	(4,172)	5,523
Net income (loss)	55,108	(84,890)	(3,442)	(83,982)
Net income (loss) attributable to noncontrolling interest	26,185	(61,450)	(21,280)	(83,873)
Net income (loss) attributable to Rosehill Resources Inc. before preferred stock dividends	28,923	(23,440)	17,838	(109)
Series A Preferred Stock dividends and deemed dividends	2,048	2,011	6,081	5,907
Series B Preferred Stock dividends, deemed dividends, and return	5,955	5,917	17,626	17,494
Net income (loss) attributable to Rosehill Resources Inc. common stockholders	$20,920	$(31,368)	$(5,869)	$(23,510)
Earnings (loss) per common share:
Basic	$1.45	$(4.76)	$(0.41)	$(3.66)
Diluted	$0.88	$(4.76)	$(0.67)	$(3.66)
Weighted average common shares outstanding:
Basic	14,451	6,592	14,223	6,416
Diluted	53,100	6,592	44,031	6,416

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$4,132	$20,157
Accounts receivable	37,351	32,260
Accounts receivable, related parties	—	78
Derivative assets	15,931	30,819
Prepaid and other current assets	2,051	1,371
Total current assets	59,465	84,685
Property and equipment:
Oil and natural gas properties (successful efforts), net	754,285	666,797
Other property and equipment, net	2,621	2,592
Total property and equipment, net	756,906	669,389
Other assets, net	3,675	4,678
Derivative assets	46,027	58,314
Total assets	$866,073	$817,066
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,826	$21,013
Accounts payable, related parties	1,144	287
Derivative liabilities	117	—
Accrued liabilities and other	29,808	27,335
Accrued capital expenditures	24,804	30,529
Total current liabilities	68,699	79,164
Long-term liabilities:
Long-term debt, net	365,196	288,298
Asset retirement obligations	14,178	13,524
Deferred tax liabilities	5,107	9,278
Derivative liabilities	1,797	696
Other liabilities	3,645	3,658
Total long-term liabilities	389,923	315,454
Total liabilities	458,622	394,618

Mezzanine equity
Series B Preferred Stock; $0.0001 par value, 10.0% Redeemable, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 210,000 shares designated, 156,746 shares issued and outstanding as of September 30, 2019 and December 31, 2018	161,012	155,111
Stockholders’ equity
Series A Preferred Stock; $0.0001 par value, 8.0% Cumulative Perpetual Convertible, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 150,000 shares designated, 103,717 and 101,699 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	86,679	84,631
Class A Common Stock; $0.0001 par value, 250,000,000 shares authorized and 14,451,367 and 13,760,136 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	1
Class B Common Stock; $0.0001 par value, 30,000,000 shares authorized, 29,807,692 shares issued and outstanding as of September 30, 2019 and December 31, 2018	3	3
Additional paid-in capital	36,538	42,271
Retained earnings	28,606	26,661
Total common stockholders’ equity	65,148	68,936
Noncontrolling interest	94,612	113,770
Total stockholders’ equity	246,439	267,337
Total liabilities, mezzanine equity and stockholders’ equity	$866,073	$817,066

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(3,442)	$(83,982)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	103,158	104,784
Deferred income taxes	(4,172)	5,523
Stock-based compensation	4,629	5,364
(Gain) loss on disposition of property and equipment	(11,106)	325
Loss on derivative instruments	37,912	108,500
Net cash paid in settlement of derivative instruments	(9,519)	(17,193)
Amortization of debt issuance costs	1,433	1,723
Settlement of asset retirement obligations	(7)	(551)
Changes in operating assets and liabilities:
Increase in accounts receivable and accounts receivable, related parties	(5,005)	(22,412)
(Increase) decrease in prepaid and other assets	587	(176)
Increase in accounts payable and accrued liabilities and other	762	14,828
Increase (decrease) in accounts payable, related parties	857	(211)
Net cash provided by operating activities	116,087	116,522
Cash flows from investing activities:
Additions to oil and natural gas properties	(211,796)	(292,955)
Acquisition of White Wolf	—	(4,005)
Acquisition of land and leasehold, royalty and mineral interest	(1,175)	(15,245)
Proceeds received - Tatanka Asset sale	21,770	—
Additions to other property and equipment	(683)	(1,834)
Net cash used in investing activities	(191,884)	(314,039)
Cash flows from financing activities:
Proceeds from revolving credit facility	108,000	274,000
Repayment on revolving credit facility	(32,000)	(80,000)
Debt issuance costs	(799)	(2,497)
Dividends paid on preferred stock	(15,169)	(7,388)
Restricted stock used for tax withholdings	(246)	(258)
Payment on capital lease obligation	(14)	(21)
Net cash provided by financing activities	59,772	183,836
Net decrease in cash, cash equivalents, and restricted cash	(16,025)	(13,681)
Cash and cash equivalents beginning of period	20,157	24,682
Cash and cash equivalents end of period	$4,132	$11,001

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In thousands)

Supplemental cash flow information and noncash activity:

	Nine Months Ended September 30,
	2019	2018
Supplemental disclosures:
Cash paid for interest	$17,600	$10,160

Supplemental noncash activity:
Asset retirement obligations incurred, net of revision of estimates	$268	$4,367
Changes in accrued capital expenditures	(5,725)	(2,035)
Changes in accounts payable for capital expenditures	(7,243)	(7,662)
Series A Preferred Stock dividends paid-in-kind	2,048	2,955
Series A Preferred Stock cash dividends declared and payable	—	1,005
Series B Preferred Stock dividends paid-in-kind	—	4,554
Series B Preferred Stock cash dividends declared and payable	3,951	2,323
Series B Preferred Stock return	4,771	5,130
Series B Preferred Stock deemed dividend	1,130	984

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of Rosehill’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, amortization, and accretion and impairment of oil and natural gas properties, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, gains and losses from the sale of assets, exploration costs, and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of Rosehill’s operating performance and results of operations from period to period without regard to the Company’s financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net income (loss), the most directly comparable U.S. GAAP financial measure.

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018	Revised Guidance
	(In thousands)
Net income (loss)	$55,108	$45,522	$(84,890)	$15,000	-	$20,000
Interest expense, net	7,950	6,010	5,363	25,000	-	27,000
Income tax expense (benefit)	(8,995)	1,517	22,923	(3,000)	-	(5,000)
Depreciation, depletion, amortization and accretion	34,533	32,661	47,469	140,000	-	145,000
Unrealized (gain) loss on commodity derivatives, net	(41,852)	(33,723)	62,315	15,000	-	24,000
Stock settled stock-based compensation	1,710	1,765	2,052	5,000	-	7,000
Exploration costs	788	1,113	1,348	3,000	-	4,000
(Gain) loss on disposition of property and equipment	8	(11,123)	29	(10,000)	-	(12,000)
Other non-cash (income) expense, net	(103)	58	105	—		—
Adjusted EBITDAX	$49,147	$43,800	$56,714	$190,000	-	$210,000

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, including inventory potential within the Wolfcamp B interval, strategy, future operations, expected drilling and completions activity, financial position, estimated results of operations, future earnings, future capital spending plans, expected gains from settling derivatives, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated benefits of its drilling and completion activities, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other  risks and uncertainties discussed under the section titled “Risk Factors” in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication.  Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

David L. French	Craig Owen
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
281-675-3400	281-675-3400

John Crain
Director of Investor Relations
281-675-3493